SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 14, 2001
                        (Date of earliest event reported)


                        SEEDLING TECHNOLOGIES CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                       000-24903             87-0460452
          --------                       ---------             ----------
(State or other jurisdiction of    (Commission File No.)    (I.R.S. Employer
incorporation or organization)                               incorporation or
                                                           organization ID No.)


             519 SW Third Avenue, Suite 805, Portland, Oregon 97204
             ------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (800) 893-8894


                                       N/A
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Our Board of Directors have authorized the officers of the Company to engage the independent certified public accounting firm of L J Soldinger Associates to audit our financial statements for the year ended December 31, 2000. Accordingly, the engagement of BDO Seidman, LLP as our independent certified public accountants was discontinued effective June 14, 2001, the date when written notification was presented. The appointment of L J Soldinger Associates as the Company's independent auditors is effective June 15, 2001.

The report of BDO Seidman, LLP on the Company's 1998 and 1999 financial statements, as presented in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, contained an explanatory paragraph related to an uncertainty as to the Company's ability to continue as a going concern. During the Company's two fiscal years then ended and the subsequent period, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of BDO Seidman, LLP would have caused BDO Seidman, LLP to make reference to the subject matter of the disagreement in its reports.

During the Company's two most recent fiscal years and the subsequent period prior to such appointment, the Company has not consulted L J Soldinger Associates regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event

Item 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements

                  None

(b)      Pro Forma Financial Statements

                  None

(c)      Exhibits

                  16.1     Letter Dated June 19, 2001 from BDO Seidman LLP


         Pursuant to the requirement of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SEEDLING TECHNOLOGIES CORP.

                                                     By: /s/ Douglas B. Spink
                                                         -----------------------
                                                         Douglas B. Spink, CEO

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